EXHIBIT 10.1

MANAGEMENT CONSULTING AGREEMENT DATED FEBRUARY 10, 2012

EXECUTION COPY

MANAGEMENT CONSULTING AGREEMENT

THIS MANAGEMENT CONSULTING AGREEMENT (the “Agreement”) is made and entered into this 10th day of February, 2012, by and between Brinx Resources Ltd., a Nevada corporation (the “Company”), and Kenneth A. Cabianca, a Canadian individual (“Consultant”).

RECITALS:

A.           The Company is an independent oil and gas company engaged in the exploration, development and production of oil and natural gas (“Business”).

B.           Consultant has been a member of the Company’s board of directors since its inception and was the sole officer of the Company until his resignation in 2005.  As such, Consultant has been a significant contributor to the success of the Company and possesses significant expertise and knowledge regarding the Company and its Business.

C.           The Company desires to enter into this Agreement to obtain the benefit of Consultant’s knowledge and expertise and Consultant is willing to enter into this Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Engagement of Consultant.  The Company hereby engages Consultant as a management consultant to advise the officers and directors of the Company as reasonably requested by such persons (the “Services”).

2.           Term of Agreement.  The term of this Agreement shall be for a period of five years, commencing on the date of execution of this Agreement (“Initial Term”) and shall automatically renew for additional and consecutive one-year terms (“Renewal Term,” and collectively with the Initial Term, the “Term”), subject however, to prior termination as hereinafter provided.

3.           Performance of Services by Consultant.  Consultant shall perform the Services as requested by the Board.  Consultant shall fully comply with all of the Company’s policies and procedures, including any Code of Ethics, as such policies and procedures may be amended from time to time, in performing any Services.

4.           Compensation.  As an incentive to execute this Agreement, Consultant shall receive Five Hundred Thousand and One (500,001) shares of the Company’s Series A Preferred Stock immediately after execution of this Agreement.  Additionally, in consideration of the Services, the Company shall pay Consultant the sum of Ninety Thousand Dollars ($90,000) per year, during the first year of the Term of this Agreement.  The cash portion of the compensation

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shall be reviewed and adjusted annually to reflect the Services being provided by Consultant to the Company and cost-of-living increases.  The Company shall also reimburse Consultant for reasonable incidental and travel expenses incurred at the direction of the Board and upon presentation to the Company of receipts or the reasonably satisfactory evidence thereof and incurred in accordance with the Company’s policies.

5.           Relationship of Parties.  Consultant is, and shall at all times during the term of this Agreement be, an independent contractor of the Company.  Consultant shall be solely responsible for payment of all federal, state and local taxes or contributions required under unemployment insurance, social security and income tax laws with respect to Consultant.  Consultant shall not represent or hold himself out as an agent, joint venturer, or partner, or employee of the Company.  Except as specifically authorized in writing by the Company, Consultant shall not enter into, or in any way be authorized to enter into, any contract, agreement, warranty or representation on behalf of the Company and shall not act as an agent of the Company.  Nothing in this Agreement is intended or shall be construed to create any partnership, joint venture, franchise or other similar arrangement between Consultant and the Company for any purpose.

CONSULTANT UNDERSTANDS THAT CONSULTANT IS NOT ENTITLED TO UNEMPLOYMENT INSURANCE BENEFITS UNLESS UNEMPLOYMENT COMPENSATION IS PROVIDED BY CONSULTANT OR SOME OTHER ENTITY.  FURTHER, CONSULTANT IS OBLIGATED TO PAY FEDERAL, STATE AND LOCAL INCOME TAX AND SELF EMPLOYMENT TAX ON ANY MONIES PAID PURSUANT TO THIS AGREEMENT.  CONSULTANT FURTHER UNDERSTANDS THAT THE COMPANY WILL NOT WITHHOLD FICA (SOCIAL SECURITY) FROM CONSULTANT’S COMPENSATION, WILL NOT WITHHOLD FEDERAL OR STATE INCOME TAX FROM CONSULTANT’S COMPENSATION AND WILL NOT OBTAIN WORKER’S COMPENSATION INSURANCE ON BEHALF OF CONSULTANT.

6.           Company Right of Inspection.  The Company is interested only in the accurate and timely completion of the Services.  Therefore, the Services shall be subject to the Company's general right of inspection and supervision to secure its satisfactory completion.  Consultant shall comply with such reasonable rules and regulations as the Company may from time to time have in effect.

7.           Conflict of Interest.  The Company’s conflict of interest guidelines require that all officers, directors, employees and contractors of the Company observe the highest standards of business ethics.  This includes the avoidance of situations which give rise to the fact or appearance of divided loyalty in relationships with suppliers or customers.  The Consultant agrees not to engage in any contracting or other activities for any person that may have a conflicting business interest with that of the Company, without the prior written consent of the Company.  In the event of such unapproved conflict arising, the Consultant shall notify the Company immediately in writing.  The Company retains the right to terminate this Agreement upon a finding of conflict by the Company or, at the Company’s option, to require the Consultant to discontinue the conflicting work for the Consultant's other customer.

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8.           Confidential Information.

(a)           Confidential Information Defined.  It is contemplated that the Company may disclose to Consultant information concerning the Company's inventions, confidential know-how and trade secrets to further the performance of this Agreement.  “Confidential Information” means technical and business information relating to the Company's inventions or products, research and development, production, manufacturing and engineering processes, software produced by or for the Company, costs, profit or margin information, finances, customers, marketing, and production and future business plans; all related information and documentation; and any other information which is marked “Confidential” or otherwise identified by the Company to be confidential.  All material and information disclosed by the Company to Consultant will be presumed to be Confidential Information and will be so regarded by Consultant.  The term “Confidential Information” shall also include all of Consultant’s work product, working papers and results derived from the foregoing.

(b)           Confidentiality Agreement.  Consultant agrees that Consultant will hold the Confidential Information in strict confidence and will only use the Confidential Information in connection with providing Services to the Company under this Agreement.  Consultant further agrees that Consultant will not make any disclosure of the Confidential Information (including methods or concepts utilized in the Confidential Information) to anyone without the express written consent of the Company.  Consultant will take all reasonable steps to ensure the confidentiality of all Confidential Information.  Consultant agrees not to copy any Confidential Information and not to use any Confidential Information for Consultant's benefit or for the benefit of any third party.

(c)           Exceptions.  Notwithstanding the other provisions of this Agreement, nothing received by Consultant will be considered to be Confidential Information of the Company if:  (i) it has been published or its otherwise readily available to the public other than by a breach of this Agreement; (ii) it has been rightfully received by Consultant from a third party other than the Company without confidentiality limitations; or (iii) it is required to be disclosed by order of court or other governmental authority.

(d)           Survival of Obligations.  This Section 8 will survive any termination of this Agreement.

9.           Foreign Corrupt Practices Act.  Consultant shall not offer, promise to pay, pay, promise to give, give and/or authorize the paying or giving of anything of value, directly or indirectly, to a foreign government official, a foreign political party or official thereof or a foreign political candidate (“Foreign Official”) for the purpose of influencing the Foreign Official’s actions or decisions or inducing the Foreign Official to use his influence with others who affect the actions or decisions of a foreign government, government instrumentality or political party, if this is done in order to obtain, retain or direct business to the Company.  Further, Consultant is forbidden from making payments to any person when Consultant knows of or has “reason to know” that all or a portion of such payments will be offered, promised or given, directly or indirectly, to a Foreign Official for the purpose of influencing his actions or decisions

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or inducing him to use his influence to affect the actions or decisions of a foreign government, government instrumentality or political party to obtain, retain or direct business to the Company.

10.           Agreement to be Bound by Other Agreements.  If the Services hereunder are to be performed in connection with the Company’s rendering of services to a third party, Consultant agrees to be bound by any terms and conditions contained in any agreement between the Company and such third party that are applicable to the Consultant’s performance of Services hereunder.

11.           Remedies.  Consultant agrees that in the event Consultant breaches the provisions of Section 8 of this Agreement in any manner, monetary damages would be inadequate as full compensation, and therefore any court of competent jurisdiction may also enjoin Consultant continuing the conduct constituting such breach.  In such case, the Company shall be entitled to reasonable attorneys' fees in addition to any other amounts awarded as damages.

12.           Termination.

(a)           This Agreement may be terminated:

i.  At any time upon the written agreement of both parties.

ii.  By either party upon written notice to the other party at least ninety days prior to the expiration of the Initial Term or any Renewal Term.

iii.  By either party, at its option, upon Default by the other party if such Default has not been corrected within the cure period set forth in Section 12(b) below.  “Default” shall mean the failure of a party to perform any of its material obligations under this Agreement

iv.  By Consultant in the event of a Fundamental Change in Employer.  For purposes hereof, Fundamental Change means (a) individuals who constitute the Board of Directors of the Company as of the date hereof shall cease to constitute a majority of the members of the Board of Directors still in office, (b) a sale, lease or other transfer of more than fifty percent (50%) of the assets of the Company on a consolidated basis (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, as determined by the Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business), or (c) any merger, consolidation or reorganization to which the Company is a party, except for a merger, consolidation or reorganization in which the holders of all outstanding shares of the Company have the ability to elect a majority of the members of the Board of Directors of the Company or other surviving entity.

(b)           Opportunity to Cure.  Upon the occurrence of any Default by a party, the nondefaulting party may terminate its further obligations under this Agreement by giving written notice of termination specifying the specific nature of the Default.  The parties will continue to perform their obligations pursuant to this Agreement for a period of ten (10) days following the defaulting party's receipt of such notice, to enable the defaulting party to cure the Default.  Failure

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to cure the Default within such ten (10) day period will result in termination without further notice by the nondefaulting party.

(c)           Return of Information.  As requested by the Company from time to time and upon the termination of this Agreement, Consultant will deliver to the Company, within five (5) days of such request or termination, all copies and embodiments, in whatever form, of all Confidential Information or Intellectual Property in Consultant's possession or within Consultant's control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

(d)           Effect of Termination.  Upon any termination of this Agreement by the Company or Consultant, (i) except as otherwise expressly provided herein, all payments (other than reimbursements pursuant to Section 4 for expenses incurred prior to termination) to Consultant pursuant to Section 4 herein shall immediately cease, and (ii) the provisions of Sections 8 and 10 hereof shall remain in full force and effect as provided therein.  In the event of a termination by Consultant pursuant to Section 12(a)(iii) or 12(a)(iv), the Company shall pay to Consultant a lump sum equal to the amount that would have been paid to Consultant for the remainder of the Initial Term or Renewal Term, as if the Agreement had not been earlier terminated.

13.           General Provisions.

(a)           Compliance with Laws.  The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement. Consultant shall comply with all federal, state and municipal laws, rules and regulations and the laws of any relevant foreign jurisdiction that are now or may in the future become applicable to Consultant or the Services.  It is the Company’s intention to (a) prohibit the giving of money or anything of value to or for the benefit of an officer, director, or an employee of a governmental or private customer to obtain or maintain business for the Company, (b) prohibit the direct or indirect contribution of Company funds or services to any political party or candidate, whether or not such a contribution would be legal in the state or country in question, and (c) require that the books of account of the Company and the Consultant meet the highest standards of integrity.

(b)           No Undisclosed Agency.  Each party represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party.

(c)           Governing Law and Construction.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.

(d)           Arbitration.  Any dispute (except a dispute relating to a breach of Section 8 hereof) shall be submitted by any party hereto to arbitration.  Arbitration shall be conducted in Denver, Colorado, before a single arbitrator appointed by the Judicial Arbiter Group, Inc. in

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accordance with the commercial rules of the American Arbitration then in effect.  The award of such arbitrator shall be final and may be entered by any party hereto in any court of competent jurisdiction.  The prevailing party in any such arbitration shall be entitled to all costs and expenses of such arbitration (including its reasonable legal fees).  In the event that an award not entirely in favor of either party is entered by the arbitrator, the costs and expenses of the arbitration shall be paid as directed by the arbitrator.

(e)           Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto.  This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by written agreement and executed by the parties hereto.

(f)           Assignment.  This Agreement will be binding upon the parties hereto and their respective heirs, successors and permitted assigns.  Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, provided, however, that the Company may assign this Agreement to an affiliate of the Company without Consultant’s prior written consent.

(g)           Survival of Obligations.  The restrictions and obligations of this Agreement shall survive any expiration, termination or cancellation of this Agreement, and shall continue to bind Consultant, his successors, personal representatives, heirs and assigns.

(h)           Waiver.  Any one or more waivers of any covenant or condition by either party shall not be construed as a waiver of the subsequent breach of the same or any other covenant or condition.  Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

(i)           Severability.  If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

(j)           Headings.  The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

(k)           Notice.  Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice.  Notices by mail will be considered delivered and become effective three (3) days after the mailing thereof.  All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

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To the Company:                Brinx Resources Ltd.
820 Piedra Vista Road NE
Albuquerque, NM 87123
Attn: President
Facsimile: 505.291.0158
Email: info@brinxresources.com

with a copy, which shall not constitute notice, to:

Dill Dill Carr Stonbraker & Hutchings, PC
455 Sherman Street, Suite 300
Denver, CO  80203
Attn:  Fay Matsukage
Facsimile:  303-777-3823
Email:  fmm@dillanddill.com

To Consultant:                    Kenneth A. Cabianca
Suite 361, 1917 West 4th Ave
Vancouver, BC V6J 1M7
                                             Facsimile:  604.913.9284
Email:  kencab@shaw.ca

(l)           Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(m)           Facsimiles.  For purposes of executing this Agreement, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document.  The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile or telecopy documents is to be executed in original form by the parties who executed the facsimile or telecopy document.  No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

BRINX RESOURCES LTD.

/s/ Leroy Halterman	/s/ Kenneth A. Cabianca
LEROY HALTERMAN, PRESIDENT	KENNETH A. CABIANCA

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